CONNECTONE BANK

SPLIT DOLLAR LIFE INSURANCE AGREEMENT

THIS AGREEMENT (the “Agreement”) is made and entered into this 10th day of December 2019, by and between ConnectOne Bank, (the “Employer” or the “Bank”), and _________________, a current Executive of the Employer (hereinafter referred to as the “Executive or Participant”).

INTRODUCTION

WHEREAS, Executive is an officer or other highly paid Executive of the Employer;

WHEREAS, the Employer is purchasing or has purchased individual life insurance policies (hereinafter referred to as the “Insurance Policy(ies)”), with an insurance company or companies (hereinafter collectively referred to as the “Insurer”), on the life of the Executive;

WHEREAS, the Employer desires to induce Executive to continue to utilize Executive’s best efforts on behalf of the Employer by its payment of premiums due on the Insurance Policy(ies); and

WHEREAS, the Employer is the sole owner of the Insurance Policy(ies) and elects to endorse a portion of the death benefit of the Insurance Policy(ies) to Executive, or Executive’s designated beneficiary.

NOW, THEREFORE, in consideration of the mutual undertakings set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Employer and the Executive agree as follows:

1.	Ownership

1.1.

Ownership of Insurance Policy. The Employer is the sole owner of the Insurance Policy(ies) and shall have the right to exercise all incidents of ownership. The Employer shall be the beneficiary of the remaining death proceeds of the Insurance Policy(ies) after payment of the Executive Death Benefit as defined and provided for in this Agreement. The Employer shall at all times be entitled to the Policy(ies) cash surrender value, as that term is defined in the Insurance Policy(ies), less any Insurance Policy loans and unpaid interest or cash withdrawals previously incurred by the Employer and any applicable Insurance Policy surrender charges. The cash surrender value shall be determined as of the date of the surrender of the Insurance Policy or death of the Executive, as the case may be.

1.2.

Right to Insurance Policy. Notwithstanding any provision hereof to the contrary, the Employer shall have the right to sell or surrender the Insurance Policy(ies) without terminating this Agreement, but only to the extent that (i) the Employer replaces the Insurance Policy(ies) with a comparable life insurance policy or arrangement that provides the benefit provided under this Agreement and (ii) the Employer and the Executive (who will not unreasonably withhold his signature) execute a new Split Dollar Policy Endorsement for said comparable coverage arrangement, at which time all references to “Insurance Policy” hereunder shall refer to such replacement coverage arrangement. Without limitation, the Insurance Policy(ies) at all times shall be the exclusive property of the Employer, and shall be subject to the claims of the Employer’s creditors.

2.	Premiums.

2.1.

Payment of Premium. The Employer shall pay each premium on the Insurance Policy(ies) to the Insurer on or before the due date of such premium or within the grace period allowed by the Insurance Policy(ies) for the payment of such premium.

2.2.

Economic Benefit. The Employer shall determine the economic benefit attributable to the Executive based on the life insurance premium factor for the Executive’s age multiplied by the amount of current life insurance protection payable to the Executive’s beneficiary. The “life insurance premium factor” is the minimum amount required to be imputed under Treasury Regulation § 1.61-22(d)(3)(ii), or any subsequent applicable authority. The Employer shall impute the economic benefit to the Executive on an annual basis by adding the economic benefit to the Executive’s Form W-2, or, if applicable, Form 1099.

3.

Employer’s Policy Interests. Upon the death of the Executive and whereby death proceeds are payable by the Insurance Carrier, the Employer shall be entitled to receive an amount equal to all death benefits due under the Insurance Policy less (i) those death benefits explicitly designated as the Executive Death Benefit under Section 4 hereof and (ii) any amount borrowed against the Insurance Policy(ies) by the Employer (the “Employer’s Policy Interest”).

4.

Executive’s Policy Interests. Upon the death of the Executive while employed by the Employer, the Executive Death Benefit under this Agreement shall be an amount equal to the lesser of i) the amount as shown on Schedule A, attached hereto, or ii) the Net Amount at Risk, defined as the difference between the death benefit payable upon death of the insured pursuant to a life insurance policy and the accrued cash value of the life insurance policy at the time of death of the insured.

5.	Beneficiary

5.1.

Beneficiary Designation. The Executive shall have the limited right during the term of this Agreement to designate and change the direct and contingent beneficiaries (collectively, the “Beneficiary”) of the Executive Death Benefit. The Executive’s Beneficiary designation shall be made in writing and delivered to the Employer in a form acceptable to the Insurer and Employer. Upon the acceptance by the Employer of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled. The Employer shall be entitled to rely on the last Beneficiary Designation Form filed by the Executive and accepted by the Employer prior to the Executive’s death.

	5.2.	Beneficiary Acknowledgement. No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Employer or its designated agent.

5.3.

Facility of Payment. If the Employer determines in its discretion that a benefit is to be paid to a minor or to a person incapable of handling the disposition of that person’s property, the Employer may direct payment of such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Employer may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Executive and the Executive’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Agreement for such payment amount.

5.4.

No Beneficiary Designation. If the Executive dies without a valid designation of Beneficiary, or if all designated Beneficiaries predecease the Executive, then the Executive’s surviving spouse shall be the designated Beneficiary. If the Executive has no surviving spouse, the benefits shall be made payable to the personal representative of the Executive’s estate.

6.	Death Claims.

6.1.

Employer’s Benefit. Upon the death of Executive, the Employer shall be entitled to receive the Employer’s Policy Interest. The receipt of this amount by the Employer shall constitute satisfaction of the Employer’s rights under this Agreement.

6.2.

Executive’s Benefit. Upon the death of Executive, the Beneficiary shall be entitled to receive the amount of the death benefits equal to the Executive Death Benefit and the receipt of this amount by the Beneficiary shall constitute satisfaction of the Executive’s rights under this Agreement.

6.3.

Benefit Paid by Insurance Carrier. The benefit payable to Executive’s Beneficiaries shall be paid solely by the Insurer from the proceeds of the Insurance Policy(ies) on the life of the Insured. In no event shall the Employer be obligated to pay a death benefit under this Agreement from its general funds. Should an Insurer refuse or be unable to pay death proceeds endorsed to Insured under the express terms of this Agreement, or should the Employer cancel the Insurance Policy(ies) for any reason in accordance with the terms of this Agreement, neither Executive nor any Beneficiary shall be entitled to a death benefit.

6.4.

Suicide or Misstatement. The amount of the benefit payable to Executive’s Beneficiaries may be reduced or eliminated if Executive fails or refuses to take a physical examination, to truthfully and completely supply such information or complete any forms as may be required by the Employer or the Insurer, or otherwise fails to cooperate with the requests of the Employer or the Insurer, or if Executive dies under circumstances such that the Insurance Policy(ies) does not pay a full death benefit, e.g., in the case of suicide within two years after a respective Insurance Policy date.

7.	Amendment and Termination of Agreement.

7.1.

Amendment and Termination. This Agreement may be amended solely in writing signed by the Employer and by the Executive. This Agreement shall automatically terminate on the occurrence of any of the following events prior to the death of the Executive:

		(a)	Termination of the employment of Executive (whether voluntary or involuntary); or

		(b)	Bankruptcy, receivership or dissolution of the Employer.

7.2.

Rights Upon Termination. If this Agreement is terminated pursuant to this Section 7, the Executive shall forfeit all rights hereunder, including the right to designate a Beneficiary, and Employer at its sole discretion may retain or terminate the Insurance Policy(ies).

8.

Insurance Company Not a Party. The Insurer shall not be deemed a party to this Agreement for any purpose nor in any way responsible for its validity; shall not be obligated to inquire as to the distribution of any monies payable or paid by it under the Insurance Policy(ies); and shall be fully discharged from any and all liability under the terms of the Insurance Policy(ies) upon payment or other performance of its obligations in accordance with the terms of the Insurance Policy(ies). The Insurer shall not be bound by or be deemed to have notice of the provisions of this Agreement.

9.	Administration

9.1.

Plan Administrator. This Split Dollar Agreement shall be administered by a Plan Administrator, which shall consist of the Employer’s board of directors or such committee as the board shall appoint. The Executive may be a member of the Administrator.

9.2.

Plan Administrator Duties. The Plan Administrator shall have the discretion and authority to (i) make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Agreement and (ii) decide or resolve any and all questions, including interpretations of this Agreement, as may arise in connection with this Agreement.

9.3.

Binding Effect of Decisions. Any decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation, and application of this Agreement and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in this Agreement.

9.4.

Indemnity of Plan Administrator. The Employer shall indemnify and hold harmless the members of the Plan Administrator, and those to whom management and operation responsibilities of the plan have been delegated, against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Split Dollar Agreement, except in the case of willful misconduct by the Plan Administrator or any of its members.

9.5.

Information. To enable the Administrator to perform its functions, the Employer shall supply full and timely information to the Administrator on all matters relating to the date and circumstances of the retirement, death, or Termination of Employment of the Executive and such other pertinent information as the Administrator may reasonably require.

10.	Claims and Review Procedure

10.1.

Written Claim. A person who believes that he or she being denied a benefit to which he or she is entitled under this Agreement (hereinafter referred to as a "Claimant") may file a written request for such benefit with the Plan Administrator, setting forth his or her claim. The request must be addressed to the Employer at its then principal place of business.

10.2.

Timing of Response. Upon receipt of a claim, the Plan Administrator shall advise the Claimant that a reply will be forthcoming within ninety (90) days and shall, in fact, deliver such reply within such period. The Plan Administrator may, however, extend the reply period for an additional ninety (90) days for reasonable cause. If the claim is denied in whole or in part, the Plan Administrator shall adopt a written opinion, using language calculated to be understood by the Claimant, setting forth:

(a) The specific reason or reasons for such denial;

		(b)	The specific reference to pertinent provisions of this Agreement on which such denial is based;

		(c)	A description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation why such material or such information is necessary;

		(d)	Appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and

		(e)	The time limits for requesting a review under Section 10.3 and for review under Section 10.4 hereof.

10.3.

Request for Review. With sixty (60) days after the receipt by the Claimant of the written opinion described in Section 10.2, the Claimant may request in writing that the determination of the Plan Administrator be reviewed. Such request must be addressed to the Employer at its then principal place of business. The Claimant or his or her duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Plan Administrator. If the Claimant does not request a review of the Plan Administrator's determination within such sixty (60) day period, he or she shall be barred and estopped from challenging the Plan Administrator's determination.

10.4.

Review of Decision. The Plan Administrator will review its determination within sixty (60) days after receipt of a request for review. After considering all materials presented by the Claimant, the Plan Administrator will render a written opinion, written in a manner calculated to be understood by the Claimant, setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of this Agreement on which the decision is based. If special circumstances require that the sixty (60) day time period be extended, the Plan Administrator will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review.

11.

Binding Effect. This Agreement shall bind the Executive and the Employer and their respective heirs, beneficiaries, survivors, executors, administrators, representatives, successors, transferees and assigns, and any Insurance Policy Beneficiary.

12.

No Guarantee of Employment. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an Executive of the Employer, nor does it interfere with the Employer’s right to discharge the Executive. It also does not require the Executive to remain an Executive nor interfere with the Executive’s right to terminate employment at any time, although such termination may impact Executive’s right to a benefit hereunder.

13.

Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EMPLOYER AND EXECUTIVE HEREBY IRREVOCABLY AND EXPRESSLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN OR THE ACTIONS OF THE EMPLOYER IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

14.	Entire Agreement; Oral Agreements Ineffective. This Agreement constitutes the entire and final agreement between the Employer and Executive as to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

15.	No Third Party Beneficiaries. The benefits of this Agreement shall not inure to any third party. This Agreement shall not be construed as creating any rights, claims, or causes of action against Employer or any of its officers, directors, agents, or Executives in favor of any person or entity other than Executive.

16.	Severability. If any one or more of the provisions hereof is declared invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired, and that invalidity, illegality, or unenforceability in one jurisdiction shall not affect the validity, legality, or enforceability of the remaining provisions hereof.

17.	Governing Law; Venue; Service of Process. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY. THIS AGREEMENT HAS BEEN ENTERED INTO IN BERGEN COUNTY, NEW JERSEY, AND IS PERFORMABLE FOR ALL PURPOSES IN BERGEN COUNTY, NEW JERSEY. THE PARTIES HEREBY AGREE THAT ANY LAWSUIT, ACTION, OR PROCEEDING THAT IS BROUGHT (WHETHER IN CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED THEREBY, OR THE ACTIONS OF THE EMPLOYER IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT OF ANY PROVISION OF THIS AGREEMENT SHALL BE BROUGHT IN A STATE OR FEDERAL COURT OF COMPETENT JURISDICTION LOCATED IN BERGEN COUNTY, NEW JERSEY FOR A STATE COURT ACTION OR NEWARK NEW JERSEY FOR A FEDERAL COURT ACTION. EXECUTIVE HEREBY IRREVOCABLY AND UNCONDITIONALLY (A) SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS, (B) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH LAWSUIT, ACTION, OR PROCEEDING BROUGHT IN ANY SUCH COURT, AND (C) FURTHER WAIVES ANY CLAIM THAT IT MAY NOW OR HEREAFTER HAVE THAT ANY SUCH COURT IS AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO AGREE THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED AT THE ADDRESS FOR NOTICES CONTAINED IN THE SIGNATURE PAGE OF THIS AGREEMENT.

18.	Notices. Any notice, consent or demand required or permitted to be given under the provisions of this Agreement by one party to another shall be in writing, shall be signed by the party giving or making the same, and may be given either by delivering the same to such other party personally, or by mailing the same, by United States certified mail, postage prepaid, to such party, addressed to his or her last known address as shown on the records of the Employer. The date of such mailing shall be deemed the date of such mailed notice, consent or demand.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

EMPLOYER: CONNECTONE BANK	EXECUTIVE:

By:	By:

Print Name:	Print Name:

Title:	Address:

CONNECTONE BANK
SPLIT DOLLAR LIFE INSURANCE AGREEMENT
SCHEDULE A

Executive:

Age
at	Benefit
Death	Amount
50	$
51	$
52	$
53	$
54	$
55	$
56	$
57	$
58	$
59	$
60	$
61	$
62	$
63	$
64	$
65 and above	$

CONNECTONE BANK
SPLIT DOLLAR LIFE INSURANCE AGREEMENT
BENEFICIARY DESIGNATION FORM

Executive:

Social Security Number:

Definitions:

Primary Beneficiary means the person(s) who will receive the Benefits in the event of the Executive’s death. Proceeds will be divided in equal shares if multiple primary beneficiaries are named, unless otherwise indicated. If percentages are listed, the total must equal 100%.

Contingent Beneficiary means the person(s) who will receive the Benefits if the primary beneficiary is not living at the time of the Executive’s death.

Trust as Beneficiary Designation can be done by using the following written statement: “To [name of trustee], trustee of the [name of trust], under a trust agreement dated [date of trust].”

Primary Beneficiary	DOB	Social Security #	Address	% of Proceeds

Contingent Beneficiary	DOB	Social Security #	Address	% of Proceeds

The undersigned Executive acknowledges that CONNECTONE BANK (“Employer”) is providing this Death Benefit subject to the terms and conditions of the Agreement entered into with Executive; only to the extent that the Death Benefit is actually paid by the Insurer, and that Employer is also entitled to separate benefits in the Policy.

Executive’s Signature	Date

Acknowledged Receipt by the Employer:

Officer

CONNECTONE BANK
SPLIT DOLLAR LIFE INSURANCE AGREEMENT
SCHEDULE OF INSURANCE POLICIES

Executive:

Insurer:

Policy Number:

Insurer:

Policy Number:

Insurer:

Policy Number: